Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Windswept Environmental Group, Inc. (the “Company”) on Form 10-Q for the period ended March 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael O’Reilly, President and Chief Executive Officer of the Company, and Charles L. Kelly, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael O'Reilly
Michael O'Reilly
President and
Chief Executive Officer

/s/ Charles L. Kelly, Jr.
Charles L. Kelly, Jr.
Chief Financial Officer
Dated May 13, 2005